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As filed with the Securities and Exchange Commission on April 8, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3679946 (I.R.S. Employer Identification No.)
1 Oak Park Drive Bedford, Massachusetts 01730 (Address of Principal Executive Offices) (Zip Code)
Cambridge Heart, Inc. 1996 Employee Stock Purchase Plan, as amended (Full Title of the Plan)

David A. Chazanovitz
President and Chief Executive Officer
Cambridge Heart, Inc.
1 Oak Park Drive
Bedford, MA 01730
(Name and Address of Agent For Service)
 (781) 271-1200
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	300,000	$1.06(2)	$318,000(2)	$41

(1)
In accordance with Rule 416 under the Securities Act of 193, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on April 5, 2004.

Statement of Incorporation by Reference

        This registration statement on Form S-8 is filed to register the offer and sale of an additional 300,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Cambridge Heart, Inc. 1996 Employee Stock Purchase Plan, as amended (the "Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-12411, filed by the registrant on September 20, 1996, relating to the Plan.

Item 8. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 7th day of April, 2004.

CAMBRIDGE HEART, INC.
By:	/s/ DAVID A. CHAZANOVITZ David A. Chazanovitz President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint David A. Chazanovitz, Robert B. Palardy and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID A. CHAZANOVITZ David A. Chazanovitz	President, Chief Executive Officer and Director (Principal executive officer)	April 7, 2004
/s/ ROBERT B. PALARDY Robert B. Palardy	Chief Financial Officer (Principal financial and accounting officer)	April 7, 2004
Daniel M. Mulvena	Chairman of the Board of Directors
/s/ RICHARD J. COHEN Richard J. Cohen	Director	April 7, 2004
/s/ ROBERT J. DEPASQUA Robert J. DePasqua	Director	April 7, 2004
Eric Hecht	Director
/s/ ROBERT P. KHEDERIAN Robert P. Khederian	Director	April 7, 2004
/s/ JEFFREY J. LANGAN Jeffrey J. Langan	Director	April 7, 2004

INDEX TO EXHIBITS

Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the registrant
4.2	(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant
4.3	(3)	Certificate of Designations of the Preferred Stock of the Registrant to be Designated Series A Convertible Preferred Stock, dated as of May 12, 2003
4.4	(1)	By-Laws of the Registrant, as amended
5.1		Opinion of Hale and Dorr LLP, counsel to the registrant
23.1		Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLC
24.1		Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-04879), and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 28, 2002, and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Current Report on Form 8-K filed on May 13, 2003, and incorporated herein by reference.

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CALCULATION OF REGISTRATION FEE
Statement of Incorporation by Reference
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS